Exhibit 99.1

Contact:     Roger R. Hopkins, Chief Accounting Officer
Phone:     (615) 890-9100

NHI to Present at the Bank of America Merrill Lynch 2015 Health Care Conference

Company Release 05/8/2015

MURFREESBORO, Tenn.--(BUSINESS WIRE)-- National Health Investors, Inc. (NYSE: NHI) announced its CEO, Justin Hutchens, will make a presentation to the investment community at the Bank of America Merrill Lynch 2015 Health Care Conference at the Encore Las Vegas, in Las Vegas, Nev. The presentation will take place on Thursday, May 14th, from 8:40 am to 9:10 am P.T.

A link to this webcast can be found on the Company’s website at www.nhireit.com and at http://www.veracast.com/webcasts/baml/healthcare2015/id42302277952.cfm. The online replay will begin shortly after the presentation ends and will be available until August 10, 2015.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.